EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: May 30, 2013

MONOMOY CAPITAL PARTNERS, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MCP SUPPLEMENTAL FUND, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY CAPITAL PARTNERS II, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY SUPPLEMENTAL FUND II, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY GENERAL PARTNER, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY GENERAL PARTNER II, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY ULTIMATE GP, LLC

By:	/s/ Andrea Cipriani, under power of attorney

EXHIBIT INDEX

Exhibit No.

Exhibit 1	Joint Filing Agreement among the Reporting Persons dated as of May 30, 2013.

Exhibit 2	Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among ROI Acquisition Corp., ROI Merger Sub Corp., ROI Merger Sub LLC and EveryWare Global, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 31, 2013).

Exhibit 3	Amendment No. 1 to Business Combination Agreement and Plan of Merger, dated as of May 8, 2013, by and among ROI Acquisition Corp., ROI Merger Sub Corp., ROI Merger Sub LLC and EveryWare Global, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 9, 2013).

Exhibit 4	Registration Rights Agreement, dated as of May 21, 2013, among MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II and MCP Supplemental Fund II, the Issuer and certain other stockholders of the Issuer (incorporated by reference to Exhibit 10.5 to the Issuer’s Current Report on Form 8-K filed on May 28, 2013).

Exhibit 5	Lockup Agreement, dated as of May 21, 2013, among MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II and MCP Supplemental Fund II and the Issuer (incorporated by reference to Exhibit 10.6 to the Issuer’s Current Report on Form 8-K filed on May 28, 2013).

Exhibit 6	Governance Agreement, dated as of May 21, 2013, among MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II and MCP Supplemental Fund II, Clinton Magnolia Master Fund, Ltd. and the Issuer (incorporated by reference to Exhibit 10.7 to the Issuer’s Current Report on Form 8-K filed on May 28, 2013).

Exhibit 7	Letter Agreement, dated as of May 21, 2013, among MCP, MCP Supplemental Fund, Co-Investment Fund, MCP II and MCP Supplemental Fund II and the Issuer (incorporated by reference to Exhibit 10.9 to the Issuer’s Current Report on Form 8-K filed on May 28, 2013)

Exhibit 8	Third Amended and Restated Certificate of Incorporation of EveryWare Global, Inc. (incorporated by reference to Exhibit 3.1 to the Issuer’s Current Report on Form 8-K filed on May 28, 2013).

Exhibit 9	Amended and Restated Bylaws of EveryWare Global, Inc. (incorporated by reference to Exhibit 3.2 to the Issuer’s Current Report on Form 8-K filed on May 28, 2013).

Exhibit 10	Powers of Attorney for the Reporting Persons, dated May 15, 2013 (previously filed in connection with the Reporting Persons’ Form 3 dated May 23, 2013).

ANNEX A

Monomoy Capital Partners, L.P.

There are no executive officers or directors appointed at Monomoy Capital Partners, L.P. The general partner of Monomoy Capital Partners, L.P. is Monomoy General Partner, L.P. The general partner of Monomoy General Partner, L.P. is Monomoy Ultimate GP, LLC. The name and principal occupation of each of the executive officers and members of Monomoy Ultimate GP, LLC is set forth below.

MCP Supplemental Fund, L.P.

There are no executive officers or directors appointed at MCP Supplemental Fund, L.P. The general partner of MCP Supplemental Fund, L.P. is Monomoy General Partner, L.P. The general partner of Monomoy General Partner, L.P. is Monomoy Ultimate GP, LLC. The name and principal occupation of each of the executive officers and members of Monomoy Ultimate GP, LLC is set forth below.

Monomoy Executive Co-Investment Fund, L.P.

There are no executive officers or directors appointed at Monomoy Executive Co-Investment Fund, L.P. The general partner of Monomoy Executive Co-Investment Fund, L.P. is Monomoy General Partner, L.P. The general partner of Monomoy General Partner, L.P. is Monomoy Ultimate GP, LLC. The name and principal occupation of each of the executive officers and members of Monomoy Ultimate GP, LLC is set forth below.

Monomoy Capital Partners II, L.P.

There are no executive officers or directors appointed at Monomoy Capital Partners II, L.P. The general partner of Monomoy Capital Partners II, L.P. is Monomoy General Partner II, L.P. The general partner of Monomoy General Partner II, L.P. is Monomoy Ultimate GP, LLC. The name and principal occupation of each of the executive officers and members of Monomoy Ultimate GP, LLC is set forth below.

MCP Supplemental Fund II, L.P.

There are no executive officers or directors appointed at MCP Supplemental Fund II, L.P. The general partner of MCP Supplemental Fund II, L.P. is Monomoy General Partner II, L.P. The general partner of Monomoy General Partner II, L.P. is Monomoy Ultimate GP, LLC. The name and principal occupation of each of the executive officers and members of Monomoy Ultimate GP, LLC is set forth below.

Monomoy General Partner, L.P.

There are no executive officers or directors appointed at Monomoy General Partner, L.P. The general partner of Monomoy General Partner, L.P. is Monomoy Ultimate GP, LLC. The name and principal occupation of each of the executive officers and members of Monomoy Ultimate GP, LLC is set forth below.

Monomoy General Partner II, L.P.

There are no executive officers or directors appointed at Monomoy General Partner II, L.P. The general partner of Monomoy General Partner II, L.P. is Monomoy Ultimate GP, LLC. The name and principal occupation of each of the executive officers and members of Monomoy Ultimate GP, LLC is set forth below.

Monomoy Ultimate GP, LLC

The following table sets forth the names and principal occupations of the executive officers Monomoy Ultimate GP, LLC.

Name	Principal Occupation

Daniel Collin	Managing Director and member of the Board of Managers of Monomoy Ultimate GP, LLC

Justin Hillenbrand	Managing Director and member of the Board of Managers of Monomoy Ultimate GP, LLC

Stephen Presser	Managing Director and member of the Board of Managers of Monomoy Ultimate GP, LLC